Exhibit 99.3
 Independent Bank Corporation (IBCP)  Earnings CallFirst Quarter 2021April 27, 2021

 Cautionary note regarding forward-looking statements  This presentation contains forward-looking statements about Independent Bank Corporation. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date hereof. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of Independent Bank Corporation. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. The COVID-19 pandemic is adversely affecting Independent Bank Corporation, its customers, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on its business, financial position, results of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect Independent Bank Corporation’s revenues and the values of its assets and liabilities, reduce the availability of funding from certain financial institutions, lead to a tightening of credit, and increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices could affect Independent Bank Corporation in substantial and unpredictable ways. Independent Bank Corporation’s results could also be adversely affected by changes in interest rates; further increases in unemployment rates; deterioration in the credit quality of its loan portfolios or in the value of the collateral securing those loans; deterioration in the value of its investment securities; legal and regulatory developments; litigation; increased competition from both banks and non-banks; changes in the level of tariffs and other trade policies of the United States and its global trading partners; changes in customer behavior and preferences; breaches in data security; failures to safeguard personal information; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; and management’s ability to effectively manage credit risk, market risk, operational risk, compliance risk, strategic risk, interest rate risk, liquidity risk and reputation risk. Certain risks and important factors that could affect Independent Bank Corporation's future results are identified in its Annual Report on Form 10-K for the year ended December 31, 2020 and other reports filed with the SEC, including among other things under the heading “Risk Factors” in such Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and Independent Bank Corporation undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.  2

 Agenda  Formal Remarks.William B. (Brad) Kessel, President and Chief Executive OfficerGavin A. Mohr, Executive Vice President and Chief Financial OfficerQuestion and Answer session.Closing Remarks.Note: This presentation is available at www.IndependentBank.com in the Investor Relations area under the “Presentations” tab.  3

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COVID-19 Response
Supporting Employees, Clients & Communities

When it became apparent that the Coronavirus (COVID-19) pandemic could pose a threat to our people and business, we activated our Business Continuity and Crisis Communication Core Teams to take early and decisive action

Employees

- ✓ Work from home. Providing the technology, culture, and operational infrastructure for the workforce to work remotely as needed.
- ✓ Granting additional sick and vacation time.
- ✓ Complying with applicable Michigan requirements (MI Safe Start Plan, etc.).
- ✓ Performing additional routine and on-demand sanitization of facilities using enhanced methods.

Clients & Communities

- ✓ Pro-actively reaching out to our business customers to understand needs.
- ✓ Supporting local businesses.
- ✓ Closed over $375 million in SBA Payroll Protection Program (PPP) loans.
- ✓ Working with business and consumer customers on temporary payment relief.

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Historical Financial Data

5

($M except per share data)	Year Ended December 31, 2017	2018	2019	2020	Quarter Ended, 3/31/20	6/30/20	9/30/20	12/31/20	3/31/21
Balance Sheet:									
Total Assets	$2,789	$3,353	$3,565	$4,204	$3,632	$4,043	$4,169	$4,204	$4,426
Portfolio Loans	$2,019	$2,583	$2,725	$2,734	$2,718	$2,867	$2,855	$2,734	$2,784
Deposits	$2,401	$2,913	$3,037	$3,637	$3,084	$3,485	$3,598	$3,637	$3,859
Tangible Common Equity	$263	$304	$317	$357	$302	$322	$340	$357	$355
Profitability:									
Pre-Tax, Pre-Provision Income	$39.6	$50.6	$58.6	$81.9	$12.5	$23.5	$25.3	$20.6	$26.7
Pre-Tax, Pre-Prov / Avg. Assets	1.50%	1.62%	1.70%	2.08%	1.41%	2.44%	2.46%	1.98%	2.54%
Net Income[(1)]	$20.5	$39.8	$46.4	$56.2	$4.8	$14.8	$19.6	$17.0	$22.0
Return on Average Assets[(1)]	0.77%	1.27%	1.35%	1.43%	0.54%	1.54%	1.90%	1.61%	2.10%
Return on Average Equity[(1)]	7.8%	12.4%	13.6%	15.7%	5.5%	17.4%	21.4%	17.8%	23.5%
Net Interest Margin (FTE)	3.65%	3.88%	3.80%	3.34%	3.63%	3.36%	3.31%	3.12%	3.05%
Efficiency Ratio	69.2%	67.2%	64.9%	59.2%	69.3%	53.1%	56.4%	60.6%	53.5%
Asset Quality:									
NPAs / Assets	0.35%	0.29%	0.32%	0.21%	0.50%	0.34%	0.28%	0.21%	0.17%
NPAs / Loans + OREO	0.49%	0.38%	0.42%	0.32%	0.67%	0.48%	0.41%	0.32%	0.27%
Reserves / Total Portfolio Loans	1.12%	0.96%	0.96%	1.30%	1.20%	1.20%	1.25%	1.30%	1.68%
NCOs / Avg. Loans	(0.06%)	(0.03%)	(0.02%)	0.11%	0.06%	0.45%	(0.04%)	(0.02%)	(0.01%)
Capital Ratios:									
TCE Ratio	9.4%	9.2%	9.0%	8.6%	8.4%	8.0%	8.2%	8.6%	8.1%
Leverage Ratio	10.6%	10.5%	10.1%	9.2%	9.6%	9.1%	9.0%	9.2%	9.3%
Tier 1 Capital Ratio	14.0%	13.3%	12.7%	13.3%	12.2%	12.6%	13.0%	13.3%	13.2%
Total Capital Ratio	15.2%	14.3%	13.7%	16.0%	13.4%	15.3%	15.6%	16.0%	15.8%

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 1Q 2021 Financial Highlights  Income StatementPre-tax, pre-provision income was $26.7 million in the first quarter of 2021 compared to $12.5 million in the first quarter of 2020.Net income of $22.0 million, or $1.00 per diluted share compared to $4.8 million, or $0.21 per diluted share for the year ago quarter.Net interest income of $30.3 million, compared to $30.2 million, for the year ago quarter.Mortgage loan originations of $509.0 million, also, $377.4 million in mortgage loans sold with $12.8 million in net gains on mortgage loans compared to $8.8 million in net gains from the year ago quarter. Mortgage servicing rights change (the “MSR Change”) due to price of $4.6 million ($0.17 per diluted share, after taxes) compared to a negative $5.9 million ($0.21 per diluted share, after taxes) in the first quarter of 2020. Provision for loan loss credit of $0.5 million compared to an expense of $6.7 million in the first quarter of 2020. Balance Sheet/CapitalSecurities available for sale increased by $175.1 million.Total portfolio loans increased by $50.5 million.Total deposits grew by $221.2 million.Paid a 21 cent per share cash dividend on common stock on February 16, 2021.  6

 Our Michigan Markets  7  Source: S&P Global Market Intelligence and Company documents. Map does not include loan production offices. Deposit market share data based on FDIC Summary of Deposits Annual Survey as of June 30, 2020.Note: Loan and deposit balances exclude the loans and deposits (such as brokered deposits) that are not clearly allocable to a certain market region. Loans specifically exclude: $155 million of Ohio mortgage loans, $50 million of resort loans and $15 million of purchased mortgage loans.      94          96          75          69      Michigan’s premier community bank. #1 deposit market share amongst Michigan banks < $10B in assets and #9 deposit market share overall. Top 10 market share in 20 of 23 counties of operation – with opportunity to gain market share in attractive Michigan markets.Low cost and stable deposit base in East/”Thumb” and Central regions utilized to fund loan growth in the West and Southeast regions (higher growth & more metropolitan).Eight bank branches were closed (two on June 26, 2020 and six on July 31, 2020). The closures by region were: 3 in the East/”Thumb”, 2 in the Central and 1 each in the West, Northwest and Southeast. New full service bank branch opened in Brighton, Michigan in 4Q’20.7 Loan Production Offices (LPOs), including 5 throughout Michigan and 2 in Ohio (residential mortgage lending only).    Branches (62)    East / “Thumb”Branches: 20Deposits: $954MLoans: $193M  SoutheastBranches: 8Deposits: $474MLoans: $740M  CentralBranches: 10Deposits: $463MLoans: $186M  WestBranches: 20Deposits: $1,018MLoans: $941M  NorthwestBranches: 4Deposits: $264MLoans: $259M

 Select Economic Statistics  8  Unemployment Trends (%)  Total Employees (Thousands)  Regional Average Home Sales Price (Thousands)  Annualized Home Sales (Thousands)  Elevated unemployment rates due to COVID-19  As of Feb ‘21  Stable prices in key markets  Strong job growth prior to COVID-19  Slowing Michigan home sales  Select Economic Statistics

     Low Cost Deposit Franchise Focused on Core Deposit Growth  9  Substantially core funding – $3.6 billion of non-maturity deposit accounts (92.8% of total deposits).Total deposits increased $221.2 million (6.1%) since 12/31/20 with non-interest bearing up $148.4 million, savings and interest- bearing checking up $143.6 million, reciprocal up $52.5 million and time down $12.4 million.Deposits by Customer Type:Retail – 51.9%Commercial – 34.4%Municipal – 13.7%  Deposit Composition – 3/31/21  Deposit Highlights  Michigan Deposit Market Share  $3.9B  Core Deposits: 92.8%  Cost of Deposits (%)/Total Deposits ($B)  Note: Core deposits defined as total deposits less maturity deposits.

Diversified Loan Portfolio

Focused on High Quality Growth

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Loan Composition – 3/31/21



Held for Sale
3%
Commercial
45%
Installment
17%
$2.9B
Mortgage
35%

Yield on Loans (%)/Total Portfolio Loans ($B)



4.98%
5.03%
5.02%
4.89%
4.75%
4.62%
4.11%
4.14%
4.31%
4.01%
$2.6
$2.6
$2.7
$2.7
$2.7
$2.7
$2.9
$2.9
$2.7
$2.8
Q4'18
Q1'19
Q2'19
Q3'19
Q4'19
Q1'20
Q2'20
Q3'20
Q4'20
Q1'21
Total Portfolio Loans
Yield on Loans

Note: Portfolio loans exclude loans HFS.

Lending Highlights

- Portfolio loan changes in 1Q'21:
  - Commercial – increased $58.8 million. PPP loan balances increased $64.4 million and totaled $234.2 million at March 31, 2021.
  - Mortgage – decreased $15.9 million due to portfolio pay-downs.
  - Installment – increased $7.7 million.
- Mortgage loan portfolio weighted average FICO and LTV of 749 and 71%, respectively and average balance of $195,000.
- Installment weighted average FICO of 759 and average balance of $21,000.
- Commercial loan rate mix:
  - 62% fixed / 38% variable.
  - Indices – 59% tied to Prime, 38% tied to LIBOR and 3% tied to a US Treasury rate.
- Mortgage loan (including HECL) rate mix:
  - 54% fixed / 46% adjustable or variable.
  - Indices – 20% tied to Prime, 59% tied to LIBOR , 19% tied to a US Treasury rate and 2% tied to SOFR

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11

COVID-19 Programs – Loan Forbearances

Loan Forbearances

	3/31/2021			12/31/2020			9/30/2020			6/30/2020			Current % Change from 6/30	
Loan Type	#	$ (000's)	% of portfolio	#	$ (000's)	% of portfolio	#	$ (000's)	% of portfolio	#	$ (000's)	% of portfolio	#	$
Commercial	0	$0	0.00%	2	$163	0.02%	17	$25,105	1.90%	386	$210,486	15.40%	-100.0%	-100.0%
Mortgage	111	15,263	1.53%	134	19,830	1.95%	197	32,091	3.10%	388	81,212	7.80%	-71.4%	-81.2%
Installment	32	537	0.11%	48	1,412	0.30%	97	2,631	0.50%	280	7,459	1.60%	-88.6%	-92.8%
Total	143	$15,800	0.62%	184	$21,405	0.83%	311	$59,827	2.10%	1,054	$299,157	10.40%	-86.4%	-94.7%
Loans serviced for others	205	$26,975	0.88%	288	$42,897	1.44%	416	$66,279	2.30%	773	$114,839	4.2%	-73.5%	-76.5%

Highlights

- The table above reflects the status of loan forbearances for the last four quarters. The percent of the loan portfolio is based on loan dollars.
- **Loan Forbearances:**
  - –Forbearance period is generally three months for mortgage and installment loans and three or six months for commercial loans.
  - –Retail (mortgage and installment) loan forbearances are primarily principal & interest deferrals.
  - –Commercial loan forbearances are primarily principal deferrals only.
  - –Forbearance requests peaked in early June 2020 and have since significantly abated.

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12

COVID-19 Programs – Paycheck Protection Program ("PPP")

PPP Loan Portfolio

	PPP – Round 1				PPP – Round 2	
	12/31/2020		3/31/2021		3/31/2021	
Description	#	($ in 000's)	#	($ in 000's)	#	($ in 000's)
Loans outstanding at quarter-end	1,483	169,782	698	105,934	1,250	128,240
Average loans outstanding for the quarter	n/a	220,214	n/a	137,833	n/a	68,626
Forgiveness applications submitted to the SBA	808	122,962	1,477	183,346	n/a	n/a
Forgiveness applications processed and approved by the SBA	755	91,972	1,354	158,046	n/a	n/a
Net fees accreted into interest income during the quarter	n/a	3,251	n/a	1,853	n/a	219
Unaccreted fees remaining at quarter-end	n/a	3,216	n/a	1,362	n/a	5,454
Average loan yield for the quarter	n/a	6.91%	n/a	6.43%	n/a	2.21%

Highlights

- The table above reflects the status of PPP loans as of December 31, and March 31, 2021 for Round 1 and Round 2 respectively.
- **Paycheck Protection Program:**
  - Forgiveness applications began to be submitted to the SBA in August 2020.
  - SBA generally has 90 days to process forgiveness applications.
  - Forgiveness application approvals and payments from the SBA began to be received in October 2020.
  - Expect the remaining unaccreted fees at March 31, 2021 to be accreted into interest income in the next 12 months.

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 Loans by Industry as a % of Total Commercial Loans ($ in millions)C&I and Owner Occupied Real Estate = 67.8% of Commercial Loan Portfolio  Investor RE by Collateral Type as a % of Total Commercial Loans ($ in millions)Investment Real Estate = 32.2% of the Commercial Loan Portfolio   13  Commercial Loan Portfolio Concentrations  13

 Investment Securities Portfolio  14  Highlights  High quality, liquid, diverse portfolio with relatively short duration.Fair value of $1.25 billion, an increase of $175.4 million in 1Q’21.Net unrealized gain of $7.9 million, representing 0.64% of amortized cost.Portfolio ratings: 72% AAA rated (or backed by the U.S. Government); 14% AA rated; 5% A rated; 5% BAA rated and 3% unrated.3.38 year estimated average duration with a weighted average yield of 1.96% (with TE gross up).Approximately 25.20% of the portfolio is variable rate.    $1.2B  Investment Portfolio by Type (3/31/21)  Investment Securities Activity – 1Q’21  Total repayments include $1.73 million of repayments on Treasury/Agency securities not shown in the table.    Agency MBS, CMO & CMBS   Municipal/Govern-ment   Asset-backed  Private Label Mortgage    Corp.    Total     (Dollars in 000’s)            Purchases (at cost)  $188,933  $136,525  $20,746  $3,000  $24,661  $373,866  Repayments (a)  48,457  8,412  46,553  2,804  1,676  109,636  Sales  76,763  --  --  --  --  76,763                Purchases in 1Q’21              Yield (TE)  1.44%  2.25%  0.83%  1.11%  1.41%  1.70%  Duration   4.85%  7.37%  0.46%  6.21%  4.47%  5.52%

 Strong Capital Position  15   Source: S&P Global Market Intelligence and Company documents.Note: Company closed acquisition of TCSB Bancorp, Inc. in Q2 ‘18.  TCE / TA (%)   Leverage Ratio (%)   CET1 Ratio (%)   Total RBC Ratio (%)   IBCP Target 8.50% - 9.50 %  Capital retention to support (i) organic growth and (ii) acquisitions; and Return of capital through (i) strong and consistent dividend and (ii) share repurchases  Long-Term Capital Priorities:  Strong Capital Position

 HighlightsInterest rate sensitivity profile of the loan and securities portfolios, in combination with a low cost core deposit base, positions us as slightly asset sensitive.Net interest income decreased $0.7 million, or 2.3%, in 1Q’21 vs. 4Q’20 due primarily to a $3.0 million decrease in interest income that was partially offset by a $2.3 million decrease in interest expense on deposits. Net interest margin was 3.05% during the first quarter of 2021, compared to 3.63% in the year-ago quarter and 3.12% in the fourth quarter of 2020.  Yields, NIM and Cost of Funds (%)  Net Interest Income ($ in Millions)   Net Interest Margin/Income  16

 Linked Quarter Analysis  17  1Q’21 NIM Changes  Linked Quarter Average Balances and FTE Rates  Yield on average interest-earning assets declined 30 basis points.Yield on PPP round 1 loans decreased 48 basis points due to a decline in fee accretion. Commercial loan yields net of PPP declined 34 basis points compared to the prior quarter. A combination of change in mix and lower yields on new volume loans is the primary driver. Continued growth in liquid assets combined with declining investment yields negatively impacted the net interest margin by 7 basis points (IBD growth 2 bps, investment growth 4 bps, investment yield 1 bps) in Q1’21.Funding costs decreased by 7 basis points (funding cost 0.03%, deferred hedge loss 0.04%) in Q1’21.  1Q’21 Highlights  Q4'20  3.12%        Decline in cost of funds  0.07%  Discount accretion on commercial loans  -0.02%  Accelerated amortization of loss on derivatives   0.16%  Decline in earning asset yields (growth and mix)  -0.29%        Q1'21  3.05%

 Strong Non-interest Income  18  Diverse sources of non-interest income – representing 46.6% of operating revenue in 1Q’21.1Q’21 interchange income of $3.0 million compared to $2.5 million in the prior year quarter. This increase is due to an increase in transaction volume. COVID-19 has adversely impacted service charges on deposits. In addition, we have suspended certain electronic banking fees due to the enhanced need for customers to access this channel.Mortgage banking: $12.8 million in net gains on mortgage loans in 1Q’21 vs. $8.8 million in the year ago quarter. A combination of higher sales volumes and stronger profit margins led to this increase.$509.0 million in mortgage loan originations in 1Q’21 vs. $311.1 million in 1Q’20 and $502.5 million in 4Q’20.1Q’21 mortgage loan servicing includes a $4.6 million ($0.17 per diluted share, after tax) increase in fair value adjustment due to price compared to a dcrease of $5.9 million ($0.21 per diluted share, after tax) in the year ago quarter.       Source: Company documents.  $26.4M  2021 1Q’21 Non-interest Income (millions)  Non-interest Income Trends ($M)  Highlights

 Focus on Improved Efficiency   19  Source: Company documents.  Non-interest Expense ($M)  Highlights   Efficiency Ratio (4 quarter rolling average)   Continued focus on expense control and driving positive operating leverage. Compensation and employee benefits expense of $18.5 million compared to $16.5 in the prior year quarter. $1.3 million increase in incentive compensation accrual due to an increase in expected payout levels compared to Q1’20. $0.2 million gain on sale of ORE/ORA certain retail properties.1Q’21 non-interest expense included $0.22 million of conversion related expenses (associated with core data processing conversion that is in process).Opportunities exist to gain additional efficiencies as we continue to optimize our delivery channels.

 Credit Quality Summary  Note 1: Non-performing loans and non-performing assets exclude troubled debt restructurings that are performing.Note 2: 12/31/16 30 to 89 days delinquent data excludes $1.63 million of payment plan receivables that were held for sale.  Non-performing Assets ($ in Millions)  ORE/ORA ($ in Millions)  Non-performing Loans ($ in Millions)  30 to 89 Days Delinquent ($ in Millions)  20

 Classified Assets and New Default Trends  Note: Dollars all in millions.  Total Classified Assets  Commercial Loan New Defaults  Total Loan New Defaults  Retail Loan New Defaults  21

Troubled Debt Restructurings (TDRs)

22

93% of TDRs are Current

TDRs ($ in Millions)



$140
$120
$100
$80
$60
$40
$20
$0
95%
90%
85%
80%
75%
70%
65%
60%
$124
$110
$88
$78
$65
$56
$51
$48
$42
89%
91%
89%
88%
91%
93%
92%
87%
93%
2013
2014
2015
2016
2017
2018
2019
2020
2021
Performing
Nonperforming
% Current

TDR Highlights

- Working with client base to maximize sustainable performance.
- The specific reserves allocated to TDRs totaled $4.6 million at 3/31/21.
- A majority of our TDRs are performing under their modified terms but remain in TDR status for the life of the loan.
- 93.3% of TDRs are current as of 3/31/21.
- **Commercial TDR Statistics:**
  - 23 loans with $6.1 million book balance.
  - 82.2% performing.
  - WAR of 5.26% (accruing loans).
  - Well seasoned portfolio; 96% of accruing loans are not only performing but have been for over a year since modification.
- **Retail TDR Statistics:**
  - 431 loans with $36.1 million book balance.
  - 96.0% performing.
  - WAR of 4.27% (accruing loans).
  - Well seasoned portfolio; over 92% of accruing loans are not only performing but have been for over a year since modification.

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 Note: Dollars all in millions.   Provision for Credit Losses   Loan Net Charge-Offs/Recoveries   Allowance for Credit Losses  Credit Cost Summary  23

Adoption of CECL

24

Provision for Credit Losses Detail

	1/1/2021			3/31/2021			
	Balance	ACL	ACL %	Balance	ACL	ACL %	Q121 LLP
Commercial Loans							
Specific allocations	9,985	1,423	14.25%	6,894	1,201	17.42%	(222)
Pooled allocation	1,232,429	8,624	0.70%	1,294,329	8,329	0.64%	(295)
Qualitative factors		6,998	0.57%		7,488	0.58%	490
Total Commercial	**1,242,415**	**17,045**	**1.37%**	**1,301,223**	**17,018**	**1.31%**	**(27)**
Q121 Net charge offs							(159)
Commercial Provision							**(186)**
Retail Loans							
Specific allocations	4,538	1,029	22.67%	4,286	970	22.64%	(59)
Pooled allocation	1,486,725	22,172	1.49%	1,478,715	21,457	1.45%	(715)
Qualitative factors		6,891	0.46%		7,310	0.49%	419
Total Retail	**1,491,263**	**30,092**	**2.02%**	**1,483,001**	**29,738**	**2.01%**	**(354)**
Q121 Net charge offs							67
Retail Provision							**(287)**
Total Portfolio							
Specific allocations	14,524	2,452	16.88%	11,180	2,171	19.42%	(280)
Pooled allocation	2,719,154	30,796	1.13%	2,773,044	29,786	1.07%	(1,010)
Qualitative factors	-	13,889	0.51%	-	14,798	0.53%	909
Total Bank	**2,733,678**	**47,137**	**1.72%**	**2,784,224**	**46,755**	**1.68%**	**(382)**
Q121 Net charge offs							(92)
Total Provision							**(474)**

Highlights

- Adopted CECL on January 1, 2021 as allowed under the CARES Act extension.
- CECL day 1 adjustment to the ACL of $11.7 million which was within our disclosed range of $10.5 million to $12.5.
- Reserve for unfunded lending commitments increased $1.5 million.
- Retained earnings decreased $10.3 million.
- Allowance for credit losses (ACL) totaled $46.8 million at March 31, 2021.
  - 1.68% of total portfolio loans
  - 1.83% of total portfolio loans net of PPP loans
- Q1'21 provision for credit losses was a credit of $0.5 million.
- CECL Model Details:
  - Discounted cash flow model with fourteen loan segments.
  - Probability of default and loss given default based on long-term average for commercial loans and regression for mortgage and installment loans.
  - Regression uses one year forecast / with immediate reversion to mean driven primarily by unemployment.
  - Unemployment data: median of Bloomberg survey: 6.3% Q1, falls to 5.1% at the end of the one year forecast.
  - Q factors: economic shock, forbearance activity, and loans in high risk industries.

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 2021 Outlook Update  Category  Outlook  Lending  Continued growthLoan payoffs related to the Paycheck Protection Program will make loan growth challenging in 2021. IBCP goal of low (1%) single digit overall loan growth (5% - 7% excluding PPP impact), primarily supported by increases in commercial loans, mortgage loans and consumer loans. This growth forecast also assumes an improving Michigan economy.Q1 Update: Total loans increased $50.5 million (1.85%) in Q1’21. PPP round two loan production of $128.2 million is primarily responsible for the increase in total loans. PPP round one loans decreased $63.8 million due to loan forgiveness from the SBA. Commercial loans net of PPP production was a decrease of $5.6 million.   Net Interest Income  Growth driven primarily by higher average earning assetsIBCP goal of approximately 0.5% increase in net interest income (NII) over 2020. Expect the net interest margin (NIM) to trend lower (0.10% - 0.15%) in 2021 compared to full-year 2020. Primary driver is a reduction in earing asset yield. The forecast assumes no changes in the target federal funds rate in 2021 and long-term interest rates up very slightly over year end 2020 levels. Q1 Update: 1Q’21 net interest income was $0.1 million (0.31%) higher than the prior year quarter. The net interest margin was 3.05% for the quarter down 0.07% from the linked quarter and 0.58% from the prior year quarter. This primary driver of the decrease in the net interest margin is a higher allocation to lower yielding assets (mix), lower yields on new volume loans, lower yields on securities and slower accretion of PPP fees.   Provision for Credit Losses  Steady asset quality metricsVery difficult area to forecast. Future provision levels under CECL will be particularly sensitive to loan growth and mix, projected economic conditions, watch credit levels and loan default volumes. The allowance as a percentage of total loans was at 1.30% at 12/31/20. The initial (effective 1/1/20210) CECL adjustment is now expected to be approximately $10.5 million to $12.5 million. This CECL adjustment is still subject to certain final review procedures that will be completed in 1Q’21. A full year 2021 provision (expense) for credit losses of approximately 0.25% to 0.35% of average total portfolio loans would not be unreasonable.Q1 Update: The impact from our CECL adoption was an increase to our beginning of the year allowance for credit losses of $11.7 million which was within our disclosed range of $10.5 million to 12.5 million. The provision for credit losses was a credit of $0.5 million in the first quarter. If credit quality trends persist it is likely the full year provision for the ACL will be below our forecasted range of 0.25% to 0.35% of average total portfolio loans.   Non-interest Income  IBCP forecasted 2021 quarterly range of $13 million to $16 million with the total for the year down 30% to 35% from 2020 actual of $80.7 millionExpect mortgage loan origination volumes in 2021 to be down by approximately 30%. Expect overall mortgage banking revenues (gain on sale and mortgage loan servicing) to decline in 2020 due to lower volume as well as margin on loans sold. Expect service charges on deposits and interchange income in 2021 to be collectively comparable to 2020 (i.e. a decline in servicing charges on deposits due to lower NSF fees to be largely offset by an increase in interchange income). Q1 Update: Non-interest income totaled $26.4 million in Q1’21. Mortgage loan production as well as net gain on sale of mortgages was stronger than forecasted. Mortgage loans servicing added $5.2 million in non-interest income in Q1’21. The mortgage loan pipeline continues to be strong although refinance activity is slowing down.   Non-interest Expenses  IBCP forecasted 2021 quarterly range of $28.5 to $29.5 million with the total for the year down (4%-6%) from the 2020 actual of $122.4 million.Expect total compensation and employee benefits to be lower in 2021 compared to 2020 due primarily to a reduction in incentive compensation. Most other categories of non-interest expense expected to have small (1% to 2%) increases.Q1 Update: Total non-interest expense was $30.0 million in the first quarter, outside our $28.5 to $29.5 million targeted quarterly range. An increase in the accrual for incentive based compensation due to a higher than anticipated payout level is the primary driver of the increase in expense. Non-interest expense net of compensation and employee benefits is down $0.7 million from the prior year quarter.   Income Taxes  Approximately a 20% effective income tax rate in 2021. This assumes a 21% statutory federal corporate income tax rate during 2021. Q1 Update: Q1’21 actual effective income tax rate of 18.8%.  Share Repurchases  2021 share repurchase authorization at approximately 5% of outstanding shares. Expect total share repurchases in 2021 at the mid-point of this authorization.Q1 Update: The company repurchased 180,667 at an average price of $19.93 in 1Q’21.   25

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Strategic Initiatives

Growth

- Serve consumers and businesses in our markets in an inclusive way with straight forward marketing and outreach efforts and **fostering relationships and strong customer engagement.**
- **Improve net interest income** via balanced loan growth, disciplined risk adjusted loan pricing and active management of deposit pricing.
- Add new customers and grow revenue through **outbound calling**.
- Add new customers and grow revenue through the **addition of new talented sales professionals** in our existing markets.
- **Supplement our organic growth initiatives** via **selective and opportunistic bank acquisitions** and branch acquisitions.

Process Improvement & Cost Controls

- Enhance process improvement expertise, enabling all business lines and departments to **streamline/automate operating processes and workflows.**
- **Successfully complete 2021 core conversion**, capitalizing upon opportunity to streamline and improve bank processes.
- **Leverage virtual capabilities** to make more effective meetings, training and customer engagement.
- **Optimize branch delivery channel** including assessing existing locations, new locations, service hours, staffing, & workflow and leveraging our existing technology.
- **Expand Digital Branch** services.
- Build/enhance dashboard reporting and business intelligence.

Talent Management

- Create and maintain an **engaged workforce through a culture and environment that promotes diversity, equity, inclusion** and professional development.
- **Empower and support** our team members to serve our customers.
- Demonstrate that we are committed to the **well-being of our team** members who ensure our success. This entails recognizing and rewarding contributions, **developing new talent via internships, providing coaching and development,** and planning for succession and new opportunities.

Risk Management

- Produce **strong and consistent** earnings and capital levels.
- **Maintain good credit quality** aided by strong proactive asset quality monitoring and problem resolution.
- Practice **sound risk management** with effective reporting to include fair banking and scenario planning.
- **Actively manage** and monitor liquidity and interest rate risk.
- Promote **strong, independent & collaborative** risk management, utilizing three layers of defense (business unit, risk management and internal audit).
- Ensure **effective** operational controls with special emphasis on cyber security, fraud prevention, core system conversion and regulatory compliance.
- Maintain **effective relationships** with regulators & other outside oversight parties.

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Q&A and Closing Remarks  Question and Answer SessionClosing RemarksThank you for attending!NASDAQ: IBCP  27